Exhibit 3.2.48

BCA- 2.10 (Rev. Jul. 1984)		File #

Submit in Duplicate	Secretary of State	This Space For Use By
Payment must be made by Certified	State of Illinois	Secretary of State
Check, Cashiers’ Check or a Money		Date 7-25-88
Order, payable to “Secretary of	ARTICLES OF INCORPORATION	License Fee	$.50
State”.		Franchise Tax	$25.00
DO NOT SEND CASH		Filing Fee	$75.00

			100.50
		Clerk	/s/ Illegible

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	Loews Chicago Cinemas, Inc.
(Shall contain the word “corporation”, “company”, “incorporated”, “limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:
	Registered Agent	The Prentice-Hall Corporation System, Inc.
First Name Middle Name Last Name

	Registered Office	33 Lasalle Street
Number Street Suite # (A P.O. Box alone is not acceptable)

Chicago, Illinois 60602
City Zip Code County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:

If not sufficient space to cover this point, add one or more sheets of this size.

See rider attached

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	* Par Value per share	Number of shares authorized
Common	$1.00	500

Paragraph 2: The preference, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	* Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	$1.00	500		$500.00
			$
			$
			$
		TOTAL	$

* A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL

The number of directors constituting the initial board of directors of the corporation is , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:
Name Residential Address

ARTICLE SEVEN	OPTIONAL

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated July 15, 1988

	Signatures and Names		Post Office Address

1.	/s/ Barbara R. Corbett	1.	400 Plaza Drive
	Signature		Street

	Barbara R. Corbett		Secaucus, New Jersey 07094
	Name (please print)		City/Town State Zip

2.		2.
	Signature		Street

	Name (please print)		City/Town State Zip

3.		3.
	Signature		Street

	Name (please print)		City/Town State Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

Form BCA-2.10

File No.

ARTICLES OF INCORPORATION

JUL 25 1988

JIM EDGAR

Secretary of State

FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art. 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art. 5) MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received		TOTAL DUE*
up to $	1,000	$100.50
	$5,000	$102.50
	$10,000	$105.00
	$25,000	$112.50
	$50,000	$150.00
	$100,000	$225.00

*	Includes Filing Fee + License Fee + Franchise Tax

Corporation Department

Secretary of State

Springfield, Illinois 62756

Telephone (217) 782-6961

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manager for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures, and pictures of all kinds, dramatic and musical, and motion picture productions of every kind; to acquire, own, maintain, operate, dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold, use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related or incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense or any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

Form BCA-10.30 (Rev. Jan, 1999)	ARTICLES OF AMENDMENT	File # 5516 - 564-5

Jesse White Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-1832	FILED	SUBMIT IN DUPLICATE
This space for use by Secretary of State
Remit payment in check or money order, payable to “Secretary of State.”	MAR 22 2002	Date 3-22-02

The filing fee for restated articles of amendment - $100.00 http://www.sos.state.il.us	JESSE WHITE SECRETARY OF STATE	Franchise Tax $ Filing Fee* $25.00 Penalty $
Approved: /s/ Illegible

1.	CORPORATE NAME: Loews Chicago Cinemas. Inc.

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on March 21, 2002 in the manner indicated below.
( “X” one box only) (Month & Day) (Year)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Note 4 & 5)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)

☒	In accordance with Section 10.40, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation, et al., case number 01-40400, confirmed and approved March 1, 2002.

3.	TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:_____

(NEW NAME)

All changes other than name, include on page 2

(over)

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

Article Four, Paragraph 2 of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No change

	Before Amendment		After Amendment
Paid-in Capital	$	_____________	$	_____________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	3/ 21, 2002		Loews Chicago Cinemas, Inc.
	(Month & Day) (Year)		(Exact Name of Corporation at date of execution)

Attested by	/s/ John C. McBride, Jr.	by	/s/ Bryan Berndt
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	John C. McBride, Jr., Assistant Secretary		Bryan Berndt, Vice President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated March, 2002
(Month & Day) (Year)